UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  July 8, 2021

HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton, Bermuda
(Address of principal executive offices)

One Helen Of Troy Plaza
El Paso, Texas 79912
(Registrant's United States mailing address)

915-225-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value per share	HELE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

(c) On July 8, 2021, Helen of Troy Limited (the “Company”) announced the appointment by the Company’s Board of Directors of Matt Osberg, age 45, to serve as Chief Financial Officer of the Company, effective as of November 1, 2021. Until the effective date of Mr. Osberg’s appointment, Brian Grass will continue to serve as the Company’s Chief Financial Officer.

Mr. Osberg has more than 20 years of experience within the retail and consumer products industry. He joined the Company in September 2016 as Senior Vice President of Corporate Finance. Prior to joining the Company, Mr. Osberg worked domestically and internationally in finance roles at Best Buy for seven years, ultimately serving as the Chief Financial Officer and Regional Vice President of Best Buy Mexico. Prior to Best Buy, he spent 10 years working in public accounting at Ernst & Young. Mr. Osberg earned his bachelor’s degree in accounting from Augsburg University.

In connection with Mr. Osberg’s appointment as Chief Financial Officer, the Company and Mr. Osberg will enter into an indemnification agreement in substantially the same form as the indemnification agreement it has entered into with the Company’s other executive officers.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Osberg and any of the Company’s directors, executive officers or persons nominated or chosen to become a director or executive officer. Mr. Osberg has not engaged in any transactions with the Company that would be reportable under Item 404(a) of Regulation S-K.

(e) As compensation for his service as the Company’s Chief Financial Officer, effective November 1, 2021, Mr. Osberg will receive compensation as follows:

•an annual base salary of $550,000;
•eligibility to receive an annual performance bonus payable in cash at a target of 75% of Mr. Osberg’s base salary under the Company’s 2011 Annual Incentive Plan; and
•eligibility to receive a long-term incentive award under the Company’s 2018 Stock Incentive Plan at a target of $800,000, consisting of a mix of performance-based and time-vested incentive equity awards; the first grant of long-term incentive awards at this level will be in effect from the beginning of the Company’s fiscal year 2023.

Additionally, Mr. Osberg will remain eligible to participate in welfare and benefit plans and programs generally available to all full-time associates of the Company.

Prior to the effective date of his appointment, the Company expects to enter into a severance agreement with Mr. Osberg, which will provide for certain benefits upon certain qualifying terminations of his employment.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: July 8, 2021	/s/ Brian L. Grass
Brian L. Grass
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
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